     Exhibit 99.1
CNH Industrial N.V. Reports Third Quarter 2026 Results
Consolidated revenues for the third quarter of 2026 were $4.4 billion, approximately flat year over year
Reported Net income was $35 million, including a $156 million non-cash charge to establish a valuation allowance against deferred tax assets; Adjusted Net income(1) was $205 million, compared with $109 million in the prior-year quarter
Third quarter diluted EPS of $0.02 and adjusted diluted EPS(1) of $0.16
Full year guidance updated with expected IEEPA tariff refund impacts net of one-off uses
Announced earlier today an agreement with Kobelco regarding CNH Construction business

Basildon, UK - November 9, 2026 - CNH Industrial N.V. (NYSE: CNH) reported Net income for the three months ended September 30, 2026, of $35 million, or $0.02 per basic and diluted share, compared with Net income of $67 million, or $0.06 per basic and diluted share, for the three months ended September 30, 2025. Adjusted Net income(1) for the third quarter of 2026 was $205 million, compared with $109 million in the third quarter of 2025. The 2026 results include $109 million in pre-tax IEEPA tariff refunds recognized during the quarter.
Consolidated revenues for the third quarter of 2026 were $4.35 billion, and Net Sales of Industrial Activities were $3.68 billion, both essentially in line with the third quarter of 2025.
Net cash provided by operating activities was $686 million, and Free cash flow used in Industrial Activities was $10 million in Q3 2026.
Income tax expense was $204 million ($1 million in Q3 2025) with an effective tax rate (“ETR”) of 89.9% (2.0% in Q3 2025). The adjusted ETR(1) was 20.6% for the third quarter of 2026 (14.0% in Q3 2025). Results for the third quarter of 2026 included a $156 million non-cash valuation allowance charge against Financial Services’ deferred tax assets in Brazil, which adversely impacted reported Net income and the ETR for the quarter.
“The combination of our third quarter results and our agreement with Kobelco regarding our Construction Equipment business reflect clear progress in the execution of our strategy,” said Gerrit Marx, Chief Executive Officer of CNH. “Stronger quality performance, supply chain focus, and operational efficiencies reflect disciplined execution in a challenging market environment, reinforcing our underlying business as we track our 2030 long-term value creation targets. We reinvested approximately 35% of tariff refunds received in the quarter in selective time-limited one-time efforts to clear aged inventory and accelerate our transformation. Our Agriculture segment used almost half of its refunds received in Q3 and will have reinvested over 90% by year end in discrete time-limited priorities. Although current conditions in EMEA and Brazil remain volatile, improving cycle indicators in North America reinforce our confidence in the path ahead.”
Marx continued, “We continue our rigorous execution, prudent production planning, and building a stronger, more competitive CNH for the cycle dynamics ahead. CNH’s agreement with Kobelco follows a deliberate process to strengthen our construction business and sharpen our focus on our agriculture business. The transaction positions CNH as the largest pure-play agriculture machinery OEM, with the ability to invest organically and inorganically as the agriculture industry moves toward recovery.”

2026 Third Quarter Results

US-GAAP
(All amounts in millions of dollars, except per share data)	Q3 2026	Q3 2025	Change	Change at c.c.(2)
Consolidated revenues	4,354	4,399	(1)%	(1)%
of which Net sales of Industrial Activities	3,684	3,702	—%	(1)%
Net income	35	67	(48)%
Diluted EPS	0.02	0.06	(0.04)
Cash flow provided by operating activities	686	659	+27

NON-GAAP(1)
(All amounts in millions of dollars, except per share data)	Q3 2026	Q3 2025	Change
Adjusted EBIT of Industrial Activities	202	104	+94%
Adjusted EBIT Margin of Industrial Activities	5.5%	2.8%	+270 bps
Adjusted Net income	205	109	+88%
Adjusted diluted EPS $	0.16	0.08	+0.08
Free cash flow used in Industrial Activities	(10)	(188)	+178

Agriculture
(All amounts in millions of dollars)	Q3 2026	Q3 2025	Change	Change at c.c.(2)
Net sales	2,907	2,963	(2)%	(2)%
Adjusted EBIT	173	137	+26%
Adjusted EBIT margin(1)	6.0%	4.6%	+140 bps
In North America, third quarter industry sales volume was down 12% year-over-year for tractors under 140 HP and down 5% for tractors over 140 HP; combines were down 13%. In Europe, Middle East and Africa ("EMEA"), tractor and combine demand were down 4% and 3%, respectively. South America saw tractor and combine demand decline 22% and 19%, respectively. In Asia Pacific, tractor demand decreased 4%, while combine demand increased 76%.
Agriculture net sales decreased 2% to $2.9 billion in the quarter, driven by lower volumes in South America and EMEA, partially offset by growth in Asia Pacific and by favorable price realization.
Agriculture adjusted EBIT increased to $173 million from $137 million in Q3 2025, and adjusted margin increased 140 basis points to 6.0%. The improvement primarily reflects IEEPA tariff refunds recognized during the quarter and better quality-related costs, partially offset by lower volumes in South America and EMEA.

Construction
(All amounts in millions of dollars)	Q3 2026	Q3 2025	Change	Change at c.c.(2)
Net sales	777	739	+5%	+5%
Adjusted EBIT	65	14	+364%
Adjusted EBIT margin(1)	8.4%	1.9%	+650 bps
Global industry sales volume for construction equipment increased 13% year-over-year in the third quarter for Heavy equipment and 6% for Light equipment. Aggregated demand increased 10% in North America, 5% in EMEA, 14% in South America, and 10% in Asia Pacific.
Construction net sales increased 5% to $777 million in the quarter, driven by higher volumes in North America, partially offset by lower volumes in South America.
Construction adjusted EBIT increased to $65 million from $14 million in Q3 2025, primarily reflecting the benefit of IEEPA tariff refunds recognized during the quarter and lower SG&A expenses, partially offset by lower volumes in South America.

Financial Services
(All amounts in millions of dollars)	Q3 2026	Q3 2025	Change	Change at c.c.(2)
Total Revenues	665	684	(3)%	(4)%
Net income (loss)	(77)	47	(264)%
Adjusted Net income(1)	79	46	+72%
Equity at quarter-end	2,756	2,896	(140)
Retail loan originations	2,483	2,657	(174)
Financial Services revenues decreased 3% in the quarter, mainly due to lower volumes in South America and North America and lower yields in most regions. The decrease was partially offset by favorable currency translation and higher used equipment sales driven by increased operating lease maturities and early payoffs.
Financial Services recorded a net loss of $77 million, compared with net income of $47 million in Q3 2025. The current quarter results primarily reflected a $156 million non-cash valuation allowance charge against deferred tax assets in Brazil, unfavorable currency translation impacts, and lower volumes in South America and North America, partially offset by lower risk costs in South America. Adjusted Net income, which excludes the valuation allowance charge, increased to $79 million from $46 million in Q3 2025.
The managed portfolio (including unconsolidated joint ventures) was $27.8 billion as of September 30, 2026 (of which retail was 70% and wholesale was 30%), down $0.7 billion compared to September 30, 2025 (down $0.7 billion on a constant currency basis(2)).
As of September 30, 2026, the receivable balance greater than 30 days past due, as a percentage of receivables, was 4.1% (3.5% as of September 30, 2025), due to economic factors impacting farmers, specifically in South America.

Results for the Nine Months Ended September 30, 2026

US-GAAP
(All amounts in millions of dollars)	YTD Q3 2026	YTD Q3 2025	Change	Change at c.c.(2)
Consolidated revenues	12,983	12,938	—%	(2)%
of which Net sales of Industrial Activities	10,997	10,895	+1%	(1)%
Net income	186	416	(55)%
Diluted EPS $	0.14	0.34	(0.20)
Cash flow provided by operating activities	866	1,593	(727)

NON-GAAP(1)
(All amounts in millions of dollars)	YTD Q3 2026	YTD Q3 2025	Change
Adjusted EBIT of Industrial Activities	324	429	(24)%
Adjusted EBIT Margin of Industrial Activities	2.9%	3.9%	(100) bps
Adjusted Net income	387	457	(15)%
Adjusted diluted EPS $	0.30	0.36	(0.06)
Free cash flow used in Industrial Activities	(449)	(304)	(145)

Agriculture
(All amounts in millions of dollars)	YTD Q3 2026	YTD Q3 2025	Change	Change at c.c.(2)
Net sales	8,780	8,792	—%	(2)%
Adjusted EBIT	370	539	(31)%
Adjusted EBIT margin(1)	4.2%	6.1%	(190) bps

Construction
(All amounts in millions of dollars)	YTD Q3 2026	YTD Q3 2025	Change	Change at c.c.(2)
Net sales	2,217	2,103	+5%	+4%
Adjusted EBIT	52	63	(17)%
Adjusted EBIT margin(1)	2.3%	3.0%	(70) bps

Financial Services
(All amounts in millions of dollars)	YTD Q3 2026	YTD Q3 2025	Change	Change at c.c.(2)
Total Revenues	1,967	2,020	(3)%	(6)%
Net income	68	224	(70)%
Adjusted Net income(1)	224	223	—%

2026 Outlook
CNH is in the process of applying for and receiving refunds of IEEPA tariffs previously paid. The refunds are being recognized as received, and CNH will reinvest nearly all of them into selective and time-limited priorities to accelerate our transformation. CNH forecasts a full year net refund benefit of only $5 million in Agriculture ($32 million in Q3 2026) after reinvesting in some discretionary programs:
•~$70 million gross refunds ($62 million in Q3 2026)
•~$50 million reinvested in one-off efforts to clear aged and discontinued equipment inventories ($25 million in Q3 2026)
•~$15 million acceleration in precision technology R&D capacity increase ($5 million in Q3 2026)
We forecast a full year $30 million net refund benefit in Construction ($39 million in Q3 2026):
•~$50 million gross refunds ($47 million in Q3 2026)
•~$20 million reinvested in discretionary programs to promote connected equipment and to clear aged inventories ($8 million in Q3 2026)

In addition to reinvesting tariff refunds, CNH continues to execute a disciplined operating strategy in response to challenging market conditions and an uncertain 2027 outlook. We remain focused on maintaining appropriate production levels, reducing channel inventory in partnership with dealers, improving cost efficiency, and responding proactively to changes in global trade policies. As the agriculture industry approaches the end of this cyclical trough, we are positioning the business for the eventual recovery through supply chain and manufacturing preparedness. Overall, we expect the combined effect of tariff refunds, associated reinvestments, and prevailing market conditions to have only a modest net impact on our previously communicated guidance ranges.

Consequently, we are updating our 2026 outlook as follows:
•Agriculture segment net sales about flat year-over-year, including +2% currency translation effects (unchanged)
•Agriculture segment adjusted EBIT margin between 5.1% and 5.4% (previously between 5.0% and 5.5%)
•Construction segment net sales up between 8% to 10% year-over-year, including +1% currency translation effects (previously between 5% and 10% with 2% currency translation)
•Construction segment adjusted EBIT margin between 2.0% and 2.3% (previously between 1.8% and 2.3%)
•Free Cash Flow of Industrial Activities(3) between $300 million and $450 million (previously between $200 million and $400 million)
•Adjusted diluted EPS(3) between $0.44 and $0.48 (previously between $0.41 and $0.46)
In a separate press release today, CNH announced an agreement with Kobelco Construction Machinery Co., Ltd., a wholly owned subsidiary of Kobe Steel, Ltd., to establish CNH’s Construction Equipment business as a joint venture with Kobelco Construction Machinery (“Kobelco”) under Kobelco’s majority ownership. More information about the transaction is available at investors.cnh.com.
Notes
CNH reports quarterly and annual consolidated financial results under U.S. GAAP and annual consolidated financial results under EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP.
(1)These items are non-GAAP financial measures. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the “Other Supplemental Financial Information” section for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.
(2)c.c. means at constant currency.
(3)The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
The following applies to the information throughout this release:
•See tables later in this release for the reconciliations of the non-GAAP financial measures to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).
•The consolidated financial statements within this release should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2025, included in the Annual Report on Form 10-K. These Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

•Industrial Activities represents the enterprise without Financial Services. Industrial Activities include the Company's Agriculture, Construction, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.
•Certain financial information in this report has been presented by geographic area. Our geographical regions are: (a) North America; (b) EMEA; (c) South America and (d) Asia Pacific. The geographic designations have the following meanings:
•North America: United States, Canada, and Mexico;
•EMEA: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine and Balkans, Türkiye, Uzbekistan, Pakistan, the African continent, and the Middle East;
•South America: Central and South America, and the Caribbean Islands; and
•Asia Pacific: Continental Asia (including the India subcontinent), Indonesia, Japan and Oceania.
Non-GAAP Financial Information
CNH monitors its operations through the use of several non-GAAP financial measures. CNH’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP.
CNH’s non-GAAP financial measures are defined as follows:
•Adjusted EBIT of Industrial Activities: is defined as Net income (loss) before the following items: Income tax benefit (expense), Financial Services’ results, Industrial Activities’ Interest income (expense), net of interest income and eliminations, Foreign exchange (gains) losses, net, Finance and non-service component of Pension and other postemployment benefit costs, Restructuring and other transformation expenses, and discrete items. In particular, discrete items are specifically disclosed items that management considers rare or non-recurring events that are infrequent in nature and not reflective of on-going operational activities.
•Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.
•Adjusted Net income (Loss): is defined as Net income (loss), less Restructuring and other transformation charges and discrete items, after tax.
•Adjusted diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted-average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.
•Adjusted Income tax benefit (expense): is defined as Income tax benefit (expense) less the tax effect of Restructuring and other transformation expenses and discrete items, and discrete tax charges or benefits.
•Adjusted effective tax rate ("Adjusted ETR"): is computed by dividing a) Adjusted income tax benefit (expense) by b) Income (loss) before income taxes and equity income (loss) from unconsolidated affiliates, less Restructuring and other transformation expenses and discrete items.
•Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as Total debt less Cash and cash equivalents, Restricted cash, Intersegment notes receivable, Other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and Derivatives. CNH provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.
•Free cash flow of Industrial Activities ("Industrial Free Cash Flow"): refers to Industrial Activities only, and is computed as Net Cash flows provided by (used in) operating activities less: Net cash flow from operating activities of Financial Services, net of eliminations; Changes in derivatives of Industrial Activities and other, Investments of Industrial Activities in assets sold under operating leases, Investments in property, plant and equipment and intangible assets of Industrial Activities, and Other changes.
•Change at C.C.: CNH discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current period’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations.

Forward-looking Statements
All statements other than statements of historical fact contained in this filing including competitive strengths, business strategy, future financial position or operating results, budgets, projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items, costs, and plans and objectives of management regarding operations and products, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, and are subject to applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements also include, but are not limited to, statements regarding the plans, objectives, strategies, financial performance and outlook, trends, and future performance of CNH and its subsidiaries on a standalone basis. These statements may include terminology such as "may", "will", "expect", "could", "should", "intend", "estimate", "anticipate", "believe", "outlook", "continue", "remain", "on track", "design", "target", "objective", "goal", "forecast", "projection", "prospects", "plan", or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views, expectations, estimates, and assumptions, including, in some cases, estimates and data received from third parties, and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or if any other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.
Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products, particularly as it relates to the agricultural market business cycle; changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs and other protective measures issued to promote national interest or address foreign competition, which in turn result in, or may result in, retaliatory tariffs or other measures enacted by affected trade partners; volatility in international trade caused by the imposition of tariffs and the related impact on cost and prices, which could consequently affect demand for our products, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies (including artificial intelligence) and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety, privacy and data security or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; weather conditions, particularly to the extent it impacts the agricultural industry; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH and its suppliers and dealers; security breaches with respect to our products; our pension plans and other postemployment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics, terrorist attacks in Europe and elsewhere; the remediation of a material weakness; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; including targeted restructuring actions to optimize our cost structure and improve the efficiency of our operations; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.
The foregoing list of factors is not exhaustive. CNH expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this document to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based. Further information concerning CNH including factors that potentially could materially affect CNH's financial results, is included in CNH's reports and filings with the U.S. SEC.
All future written and oral forward-looking statements by CNH or persons acting on the behalf of CNH are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.
Additional factors could cause actual results to differ from those expressed or implied by the forward-looking statements included in the Company’s filings with the SEC (including, but not limited to, the factors discussed in our 2025 Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q).

Conference Call and Webcast
Today, at 9:00 a.m. EST, management will hold a conference call to present third quarter 2026 results to financial analysts and institutional investors. The call can be followed live online and later a recording will be available on the Company’s website www.cnh.com. A presentation will be made available on the CNH website prior to the conference call.
CONTACTS

Media Inquiries – Laura Overall +44 207 925 1964 or Sara Granack +1 847 393 3604
(Email mediarelations@cnh.com)

Investor Relations – Jason Omerza +1 630 740 8079 or Joe Recendez + 1 708 932 5916
(Email investor.relations@cnh.com)

CNH INDUSTRIAL N.V.
Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2026 and 2025
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars and shares in millions, except per share data)	2026	2025	2026	2025
Revenues
Net sales	$3,684	$3,702	$10,997	$10,895
Finance, interest and other income	670	697	1,986	2,043
Total Revenues	4,354	4,399	12,983	12,938
Costs and Expenditures
Cost of goods sold	2,887	2,995	8,888	8,756
Selling, general and administrative expenses	490	549	1,449	1,413
Research and development expenses	223	281	685	683
Restructuring and other transformation expenses	16	3	47	14
Interest expense	358	378	1,095	1,100
Other, net	153	142	407	484
Total Costs and Expenditures	4,127	4,348	12,571	12,450
Consolidated income before income taxes	227	51	412	488
Income tax expense	(204)	(1)	(251)	(124)
Equity income from unconsolidated affiliates	12	17	25	52
Net income	35	67	186	416
Net income (loss) attributable to noncontrolling interests	5	(13)	11	(8)
Net income attributable to CNH Industrial N.V.	$30	$80	$175	$424

Earnings per share attributable to CNH Industrial N.V.
Basic earnings per share	$0.02	$0.06	$0.14	$0.34
Diluted earnings per share	$0.02	$0.06	$0.14	$0.34
Weighted-average shares outstanding
Basic	1,236	1,250	1,238	1,249
Diluted	1,239	1,253	1,241	1,253

Cash dividends declared per common share	$—	$—	$0.10	$0.25

CNH INDUSTRIAL N.V.
Consolidated Balance Sheets as of September 30, 2026 and December 31, 2025
(Unaudited)

(All amounts in millions of dollars)	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$1,590	$2,578
Restricted cash	635	651
Financing receivables, net	22,273	23,105
Financial receivables from Iveco Group N.V.	218	195
Inventories, net	5,134	4,651
Property, plant and equipment, net and Equipment under operating leases, net	3,816	3,772
Intangible assets, net	4,660	4,703
Other receivables and assets	3,126	3,092
Total Assets	$41,452	$42,747
Liabilities and Equity
Debt	$25,478	$26,762
Financial payables to Iveco Group N.V.	47	91
Other payables and liabilities	8,040	8,069
Total Liabilities	33,565	34,922
Redeemable noncontrolling interest	63	53
Equity	7,824	7,772
Total Liabilities and Equity	$41,452	$42,747

CNH INDUSTRIAL N.V.
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2026 and 2025
(Unaudited)

	Nine Months Ended September 30,
(All amounts in millions of dollars)	2026	2025
Cash Flows from Operating Activities
Net income	$186	$416
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense, excluding assets under operating leases	351	318
Depreciation and amortization expense of assets under operating leases	148	147
Undistributed (income) loss from unconsolidated affiliates	(19)	2
Deferred income taxes	108	9
Other non-cash items	324	389
Changes in operating assets and liabilities:
Provisions	(151)	(212)
Trade and financing receivables, net	288	948
Inventories, net	(306)	(92)
Trade payables	(91)	(161)
Other assets and liabilities	28	(171)
Net cash provided by operating activities	866	1,593
Cash Flows from Investing Activities
Additions to retail receivables	(5,020)	(5,605)
Collections of retail receivables	5,547	5,575
Expenditures for property, plant and equipment and intangible assets	(340)	(330)
Expenditures for assets under operating leases, net	(430)	(456)
Other, net	(49)	(272)
Net cash used in investing activities	(292)	(1,088)
Cash Flows from Financing Activities
Net decrease in debt	(1,368)	(1,257)
Dividends paid	(129)	(322)
Purchase of treasury shares	(87)	(55)
Net cash used in financing activities	(1,584)	(1,634)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	6	219
Net decrease in cash, cash equivalents and restricted cash	(1,004)	(910)
Cash, cash equivalents and restricted cash, beginning of period	3,229	3,866
Cash, cash equivalents and restricted cash, end of period	$2,225	$2,956

CNH INDUSTRIAL N.V.
Supplemental Statements of Operations for the Three and Nine Months Ended September 30, 2026 and 2025
(Unaudited)

	Three Months Ended September 30, 2026					Three Months Ended September 30, 2025
(All amounts in millions of dollars)	Industrial Activities	Financial Services	Eliminations		Consolidated	Industrial Activities	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$3,684	$—	$—		$3,684	$3,702	$—	$—		$3,702
Finance, interest and other income	29	665	(24)	(4)	670	38	684	(25)	(4)	697
Total Revenues	3,713	665	(24)		4,354	3,740	684	(25)		4,399
Costs and Expenditures
Cost of goods sold	2,887	—	—		2,887	2,995	—	—		2,995
Selling, general and administrative expenses	367	123	—		490	381	168	—		549
Research and development expenses	223	—	—		223	281	—	—		281
Restructuring and other transformation expenses	16	—	—		16	4	(1)	—		3
Interest expense	59	323	(24)	(5)	358	64	339	(25)	(5)	378
Other, net	21	132	—		153	20	122	—		142
Total Costs and Expenditures	3,573	578	(24)		4,127	3,745	628	(25)		4,348
Consolidated income (loss) before income taxes	140	87	—		227	(5)	56	—		51
Income tax benefit (expense)	(34)	(170)	—		(204)	14	(15)	—		(1)
Equity income from unconsolidated affiliates	6	6	—		12	11	6	—		17
Net income (loss)	$112	$(77)	$—		$35	$20	$47	$—		$67

	Nine Months Ended September 30, 2026					Nine Months Ended September 30, 2025
(All amounts in millions of dollars)	Industrial Activities	Financial Services	Eliminations		Consolidated	Industrial Activities	Financial Services	Eliminations		Consolidated
Revenues
Net sales	$10,997	$—	$—		$10,997	$10,895	$—	$—		$10,895
Finance, interest and other income	85	1,967	(66)	(4)	1,986	107	2,020	(84)	(4)	2,043
Total Revenues	11,082	1,967	(66)		12,983	11,002	2,020	(84)		12,938
Costs and Expenditures
Cost of goods sold	8,888	—	—		8,888	8,756	—	—		8,756
Selling, general and administrative expenses	1,089	360	—		1,449	1,050	363	—		1,413
Research and development expenses	685	—	—		685	683	—	—		683
Restructuring and other transformation expenses	47	—	—		47	15	(1)	—		14
Interest expense	179	982	(66)	(5)	1,095	184	1,000	(84)	(5)	1,100
Other, net	48	359	—		407	103	381	—		484
Total Costs and Expenditures	10,936	1,701	(66)		12,571	10,791	1,743	(84)		12,450
Consolidated income before income taxes	146	266	—		412	211	277	—		488
Income tax expense	(38)	(213)	—		(251)	(56)	(68)	—		(124)
Equity income from unconsolidated affiliates	10	15	—		25	37	15	—		52
Net income	$118	$68	$—		$186	$192	$224	$—		$416
(4)Elimination of Financial Services’ interest income earned from Industrial Activities.
(5)Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Balance Sheets as of September 30, 2026 and December 31, 2025
(Unaudited)

	September 30, 2026					December 31, 2025
(All amounts in millions of dollars)	Industrial Activities	Financial Services	Eliminations		Consolidated	Industrial Activities	Financial Services	Eliminations		Consolidated
Assets
Cash and cash equivalents	$1,256	$334	$—		$1,590	$1,932	$646	$—		$2,578
Restricted cash	115	520	—		635	109	542	—		651
Financing receivables, net	204	22,432	(363)	(6)	22,273	141	23,363	(399)	(6)	23,105
Financial receivables from Iveco Group N.V.	119	99	—		218	142	53	—		195
Inventories, net	5,058	76	—		5,134	4,564	87	—		4,651
Property, plant and equipment, net and Equipment under operating leases, net	2,197	1,619	—		3,816	2,199	1,573	—		3,772
Intangible assets, net	4,490	170	—		4,660	4,533	170	—		4,703
Other receivables and assets	2,871	466	(211)	(7)	3,126	2,707	580	(195)	(7)	3,092
Total Assets	$16,310	$25,716	$(574)		$41,452	$16,327	$27,014	$(594)		$42,747
Liabilities and Equity
Debt	$4,263	$21,680	$(465)	(6)	$25,478	$4,385	$22,861	$(484)	(6)	$26,762
Financial payables to Iveco Group N.V.	2	45	—		47	3	88	—		91
Other payables and liabilities	6,914	1,235	(109)	(7)	8,040	7,012	1,167	(110)	(7)	8,069
Total Liabilities	11,179	22,960	(574)		33,565	11,400	24,116	(594)		34,922
Redeemable noncontrolling interest	63	—	—		63	53	—	—		53
Equity	5,068	2,756	—		7,824	4,874	2,898	—		7,772
Total Liabilities and Equity	$16,310	$25,716	$(574)		$41,452	$16,327	$27,014	$(594)		$42,747
(6)Elimination of financial receivables/payables between Industrial Activities and Financial Services.
(7)Primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.
Supplemental Statements of Cash Flows for the Nine Months Ended September 30, 2026 and 2025
(Unaudited)

	Nine Months Ended September 30, 2026					Nine Months Ended September 30, 2025
(All amounts in millions of dollars)	Industrial Activities	Financial Services	Eliminations		Consolidated	Industrial Activities	Financial Services	Eliminations		Consolidated
Cash Flows from Operating Activities
Net income	$118	$68	$—		$186	$192	$224	$—		$416
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization expense, excluding assets under operating leases	346	5	—		351	314	4	—		318
Depreciation and amortization expense of assets under operating leases	1	147			148	4	143	—		147
Undistributed (income) loss from unconsolidated affiliates	186	(15)	(190)	(8)	(19)	197	(15)	(180)	(8)	2
Deferred income taxes	(42)	150	—		108	(38)	47	—		9
Other non-cash items	41	283	—		324	96	293	—		389
Changes in operating assets and liabilities:
Provisions	(154)	3	—		(151)	(215)	3	—		(212)
Trade and financing receivables, net	8	282	(2)	(9)	288	(54)	1,000	2	(9)	948
Inventories, net	(543)	237	—		(306)	(308)	216	—		(92)
Trade payables	(54)	(39)	2	(9)	(91)	(120)	(38)	(3)	(9)	(161)
Other assets and liabilities	(18)	46	—		28	(32)	(140)	1		(171)
Net cash provided by (used in) operating activities	(111)	1,167	(190)		866	36	1,737	(180)		1,593
Cash Flows from Investing Activities
Additions to retail receivables	—	(5,020)	—		(5,020)	—	(5,605)	—		(5,605)
Collections of retail receivables	—	5,547	—		5,547	—	5,575	—		5,575
Expenditures for property, plant and equipment and intangible assets	(333)	(7)	—		(340)	(321)	(9)	—		(330)
Expenditures for assets under operating leases, net	—	(430)	—		(430)	—	(456)	—		(456)
Other, net	(86)	37	—		(49)	(69)	(203)	—		(272)
Net cash provided by (used in) investing activities	(419)	127	—		(292)	(390)	(698)	—		(1,088)
Cash Flows from Financing Activities
Net increase (decrease) in debt	85	(1,453)	—		(1,368)	(276)	(981)	—		(1,257)
Dividends paid	(129)	(190)	190	(8)	(129)	(322)	(180)	180	(8)	(322)
Purchase of treasury shares	(87)	—	—		(87)	(55)	—	—		(55)
Net cash provided by (used in) financing activities	(131)	(1,643)	190		(1,584)	(653)	(1,161)	180		(1,634)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(9)	15	—		6	154	65	—		219
Net decrease cash, cash equivalents and restricted cash	(670)	(334)	—		(1,004)	(853)	(57)	—		(910)
Cash, cash equivalents and restricted cash, beginning of period	2,041	1,188	—		3,229	2,421	1,445	—		3,866
Cash, cash equivalents and restricted cash, end of period	$1,371	$854	$—		$2,225	$1,568	$1,388	$—		$2,956
(8)Elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash provided (used) by operating activities.
(9)Elimination of certain minor activities between Industrial Activities and Financial Services.

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Adjusted EBIT of Industrial Activities Segment
	Three Months Ended September 30,		Nine Months Ended September 30,
(All amounts in millions of dollars)	2026	2025	2026	2025
Adjusted EBIT:
Agriculture	$173	$137	$370	$539
Construction	65	14	52	63
Unallocated items, eliminations and others	(36)	(47)	(98)	(173)
Adjusted EBIT of Industrial Activities	$202	$104	$324	$429

Reconciliation of Consolidated Net Income under U.S. GAAP to Adjusted EBIT of Industrial Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
(All amounts in millions of dollars)	2026	2025	2026	2025
Net income	$35	$67	$186	$416
Less: Income tax expense	(204)	(1)	(251)	(124)
Consolidated income before income taxes	239	68	437	540
Less: Financial Services
Financial Services Net income (loss)	(77)	47	68	224
Financial Services Income tax expense	170	15	213	68
Add back the following Industrial Activities items:
Interest expense, net of interest income and eliminations	30	26	94	77
Foreign exchange losses, net	5	5	8	19
Finance and non-service component of Pension and other postemployment benefit costs	5	4	11	11
Adjustments for the following Industrial Activities items:
Restructuring and other transformation expenses	16	4	47	15
Other discrete items(10)	—	59	8	59
Adjusted EBIT of Industrial Activities	$202	$104	$324	$429
(10)For the nine months ended September 30, 2026, this item included an $8 million non-cash impairment on a minority investment. For the three and nine months ended September 30, 2025, this item includes a $49 million impairment charge related to Bennamann in-process research and development (“IPR&D”) and a $10 million inventory write-down for the New Holland T6.180 Methane Power Tractor.

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Reconciliation of Total Debt under U.S. GAAP to Net Debt
	Industrial Activities		Financial Services		Consolidated
(All amounts in millions of dollars)	September 30, 2026	December 31, 2025	September 30, 2026	December 31, 2025	September 30, 2026	December 31, 2025
Third party debt	$(4,072)	$(4,104)	$(21,406)	$(22,658)	$(25,478)	$(26,762)
Intersegment notes payable	(191)	(281)	(274)	(203)	—	—
Financial payables to Iveco Group N.V.	(2)	(3)	(45)	(88)	(47)	(91)
Total Debt	(4,265)	(4,388)	(21,725)	(22,949)	(25,525)	(26,853)
Cash and cash equivalents	1,256	1,932	334	646	1,590	2,578
Restricted cash	115	109	520	542	635	651
Intersegment notes receivable	274	203	191	281	—	—
Financial receivables from Iveco Group N.V.	119	142	99	53	218	195
Derivatives	(42)	(23)	(35)	25	(77)	2
Net Debt	$(2,543)	$(2,025)	$(20,616)	$(21,402)	$(23,159)	$(23,427)

Reconciliation of Net cash provided by Operating Activities under U.S. GAAP to Free cash flow used in Industrial Activities
Nine Months Ended September 30,			Three Months Ended September 30,
2026	2025	(All amounts in millions of dollars)	2026	2025
$866	$1,593	Net cash provided by Operating Activities	$686	$659
		Less:
(977)	(1,557)	Net Cash used in Operating Activities of Financial Services, net of eliminations	(557)	(733)
(20)	13	Change in derivatives of Industrial Activities	(28)	4
(333)	(321)	Expenditures for property, plant and equipment and intangible assets of Industrial Activities	(127)	(130)
15	(32)	Other changes	16	12
$(449)	$(304)	Free cash flow used in Industrial Activities	$(10)	$(188)

CNH Industrial N.V.
Other Supplemental Financial Information
(Unaudited)

Reconciliation of Net income and Income tax expense under U.S. GAAP to Adjusted Net income and Adjusted Income tax expense and Calculation of Adjusted Diluted EPS and Adjusted ETR
Nine Months Ended September 30,			Three Months Ended September 30,
2026	2025	(Dollars and shares in millions, except per share data)	2026	2025
$186	$416	Net income	$35	$67
55	55	Adjustments impacting Net income before Income tax expense and equity income from unconsolidated affiliates (a)	16	56
146	(14)	Adjustments impacting Income tax expense (b)	154	(14)
$387	$457	Adjusted Net income	$205	$109
$376	$448	Adjusted Net income attributable to CNH Industrial N.V.(11)	$200	$105
1,241	1,253	Weighted-average shares outstanding – diluted	1,239	1,253
$0.30	$0.36	Adjusted diluted EPS	$0.16	$0.08

$412	$488	Consolidated income before income taxes	$227	$51
55	55	Adjustments impacting Consolidated income before income taxes and equity income from unconsolidated affiliates (a)	16	56
$467	$543	Adjusted consolidated income before income taxes and equity income from unconsolidated affiliates (A)	$243	$107

$(251)	$(124)	Income tax expense	$(204)	$(1)
146	(14)	Adjustments impacting Income tax expense (b)	154	(14)
$(105)	$(138)	Adjusted income tax expense (B)	$(50)	$(15)

22.5%	25.4%	Adjusted effective tax rate (Adjusted ETR) (C=B/A)	20.6%	14.0%

		(a) Adjustments impacting consolidated income before income taxes and equity income from unconsolidated affiliates
$47	$14	Restructuring and other transformation expenses	$16	$3
—	(18)	Pre-tax gain related to the 2021 U.S. healthcare plan modification	—	(6)
—	49	Bennamann IPR&D charge	—	49
—	10	New Holland T6.180 Methane Power Tractor write-down to net realizable value	—	10
8	—	Impairment of a minority investment	—	—
$55	$55	Total adjustments impacting consolidated income before income taxes and equity income from unconsolidated affiliates	$16	$56

		(b) Adjustments impacting Income tax expense
$(10)	$(14)	Tax effect of adjustments impacting consolidated income before income taxes and equity income from unconsolidated affiliates	$(2)	$(14)
156	—	Valuation allowance charge in Financial Services	156	—
$146	$(14)	Total adjustments impacting Adjusted income tax expense (B)	$154	$(14)
(11)Excludes the minority share of the after-tax impairment charge related to Bennamann IPR&D.

Reconciliation of Financial Services Net Income (loss) under U.S. GAAP to Adjusted Net Income
Nine Months Ended September 30,			Three Months Ended September 30,
2026	2025	(Dollars and shares in millions)	2026	2025
$68	$224	Net income (loss)	$(77)	$47
156	—	Valuation allowance charge	156	—
—	(1)	Restructuring and other transformation expenses (credit)	—	(1)
$224	$223	Adjusted Net income	$79	$46